November 1, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE: American Depositary Shares evidenced by
One (1) American Depositary Receipts
representing Two (2) Ordinary Share of Marui
Co. Ltd.
(Form F-6 File No. 2-99338)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Marui Co. Ltd. to Marui Group
Co. Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name for Marui Co.
Ltd.

The Prospectus has been revised to reflect the new name of Marui Group Co. Ltd.
EFFECTIVE October 1, 2007, THE
COMPANYS NAME HAS CHANGED
FROM MARUI CO. LTD. TO MARUI
GROUP CO. LTD.


Please contact me with any questions or
comments at 212 815-2187.


Victor Francis
Vice President
The Bank of New York - ADR Division

Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286